EXHIBIT 21.1
                                  SUBSIDIARIES
NAME                                               JURISDICTION OF INCORPORATION
- -------------------------                           ----------------------------
Old STAT Healthcare, Inc. ................................              Deleware
STAT Dialysis Corp. ......................................              Deleware
STAT Management Corp. ....................................              Deleware